Exhibit 99.1

McKESSON REPORTS FISCAL 2013 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $30.6 billion for the fourth quarter and $122.5 billion for the full year.

•	Fourth-quarter GAAP earnings per diluted share of $1.10 and full-year GAAP earnings per diluted share of $5.59.

•	Fourth-quarter Adjusted Earnings per diluted share of $1.45 and full-year Adjusted Earnings per diluted share of $6.33.

•	Fourth-quarter GAAP and Adjusted Earnings per diluted share includes $0.76 in impairment charges and $0.11 in severance and facility exit costs.

•	Fiscal 2013 cash flow from operations of $2.5 billion.

•	Fiscal 2014 Outlook: Adjusted Earnings per diluted share from continuing operations of $7.90 to $8.20.

SAN FRANCISCO, May 7, 2013 – McKesson Corporation (NYSE: MCK) today reported that revenues for the fourth quarter ended March 31, 2013 were $30.6 billion, down 3% compared to $31.7 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share was $1.10 compared to $2.09 a year ago.

For the fiscal year, McKesson had revenues of $122.5 billion compared to $122.7 billion a year ago. Full-year GAAP earnings per diluted share was unchanged at $5.59 compared to the prior year.

Fourth-quarter Adjusted Earnings per diluted share was $1.45, down 31% compared to $2.09 a year ago. During the quarter, McKesson undertook a number of strategic and operational actions to position the Company going forward. As a result, fourth-quarter GAAP and Adjusted Earnings per diluted share included $0.76 of non-cash impairment charges and $0.11 of severance and facility exit charges. Full-year Adjusted Earnings per diluted share was $6.33, compared to $6.38 in the prior year.

In connection with these actions, the Company committed to a plan to sell its 49 percent equity investment in Nadro S.A. de C.V., a privately-held pharmaceutical distributor in Mexico, which resulted in a fourth-quarter non-cash, pre-tax impairment charge of $191 million.

The Company’s actions also include a realignment of the Technology Solutions segment. As part of this realignment, the Company intends to exit its International Technology and Hospital Automation businesses. Results for these two businesses will be reported in discontinued operations beginning in the first fiscal quarter of 2014.

“We took important strategic and operational actions during the quarter and while these actions impacted our fourth quarter financial results, I believe they leave the Company well positioned for continued success going forward,” said John H. Hammergren, chairman and chief executive officer. “Turning to our operating results, I am pleased with the strong performance of our Distribution Solutions segment in the fourth quarter, which capped off another outstanding year in the segment. In addition to the strong operating performance in our Distribution Solutions segment, we had another great year of cash flow performance and deployed a record level of capital for acquisitions and share repurchases, creating further value for our shareholders.”

During the fourth quarter, McKesson completed the acquisition of PSS World Medical, Inc. Also during the fourth quarter, McKesson repurchased $800 million of its common stock.

For the year, McKesson generated cash from operations of $2.5 billion, and ended the year with cash and cash equivalents of $2.5 billion and a gross debt-to-capital ratio of 40.8%. During the year, McKesson spent $1.9 billion on acquisitions, repurchased $1.2 billion of its common stock, paid $194 million in dividends, and had internal capital spending of $406 million.

“The strength of our balance sheet and cash flow performance continue to provide opportunities to create value for our shareholders through our portfolio approach to capital deployment,” Hammergren commented. “In the fourth quarter we completed the acquisition of PSS and have begun the process of bringing together the best of our combined businesses to help our customers improve efficiency and deliver better care to their patients. In addition, our strong cash flow allowed us to repurchase shares of common stock valued at more than

$1.2 billion in Fiscal 2013. We plan to continue our portfolio approach to capital deployment with a mix of acquisitions, share repurchases, dividends and internal investments.”

Segment Results

Distribution Solutions revenues were down 4% for the fourth quarter and were flat for the full year compared to the prior year. U.S. pharmaceutical distribution direct revenues were up 1% for the fourth quarter and warehouse sales were down 26%. For the full year, U.S. pharmaceutical distribution direct revenues were up 2% compared to the prior year, primarily reflecting market growth offset by the impact of brand-to-generic conversions. For the full year, warehouse sales were down 9%, primarily reflecting brand-to-generic conversions.

Canadian revenues, on a constant currency basis, decreased 5% for the fourth quarter primarily due to a customer transition and one less sales day. Including an unfavorable currency impact of 1%, Canadian revenues decreased 6% for the fourth quarter. For the full year, Canadian revenues decreased 2% on a constant currency basis. Including an unfavorable currency impact of 1%, Canadian revenues decreased 3% for the full year.

Medical-Surgical distribution and services revenues were up 37% for the fourth quarter driven primarily by the acquisition of PSS. For the full year, Medical-Surgical revenues were up 15% driven by market growth, new customers and the acquisition of PSS.

In the fourth quarter, Distribution Solutions GAAP operating profit was $551 million and GAAP operating margin was 1.85%. Fourth-quarter adjusted operating profit was $643 million and the adjusted operating margin was 2.16%. Distribution Solutions fourth-quarter results include a $191 million non-cash, pre-tax charge related to the impairment of our investment in Nadro and a $16 million pre-tax charge for severance and facility exit costs related to the actions taken to position this segment for future growth. For the full year, GAAP operating profit was $2.2 billion and GAAP operating margin was 1.85%. For the full year, adjusted operating profit was $2.5 billion and the adjusted operating margin was 2.07%.

“Our businesses in Distribution Solutions had another great year with strong operating performance across the segment. The tremendous efficiency of our pharmaceutical distribution business and the comprehensive value we provide allow us to establish and maintain our longstanding customer relationships. I am also particularly pleased with the performance of our Medical-Surgical distribution business in Fiscal 2013. With the acquisition of PSS now complete, our combined products, services, technology and people provide a great platform to continue this momentum and enhance the value we bring to our customers,” said Hammergren.

In Technology Solutions, revenues were up 6% for the fourth quarter and up 3% for the full year. GAAP operating profit was $28 million for the fourth quarter and GAAP operating margin was 3.07%. Adjusted operating profit was $50 million for the fourth quarter and adjusted operating margin was 5.48%. Technology Solutions fourth-quarter results include a $46 million non-cash, pre-tax impairment charge primarily for goodwill, and a $16 million pre-tax severance and facility exit charge related to the realignment of the businesses in this segment. For the full year, GAAP operating profit was $297 million and GAAP operating margin was 8.73%. For the full year, adjusted operating profit was $371 million and the adjusted operating margin was 10.91%.

“In our Technology Solutions segment we are taking a number of steps to focus in the areas where we have a leading position and invest in the opportunities where we can provide innovative solutions to our customers. These steps will enhance the strength of our solutions, and help our customers deliver better business results and provide better care to their patients in an increasingly connected healthcare environment,” Hammergren said.

Fiscal Year 2013 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $6.33 for the fiscal year ended March 31, 2013 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of 57 cents per diluted share.

•

Acquisition expenses and related adjustments add two cents per diluted share, including the impact of the $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in McKesson’s corporate headquarters building completed during the first quarter.

•	Litigation reserve adjustments of 19 cents per diluted share.

Fiscal Year 2014 Outlook

“Our Fiscal 2014 guidance reflects solid growth across our broad portfolio of businesses, aided by the continued strength of our balance sheet. McKesson expects Adjusted Earnings per diluted share from continuing operations between $7.90 and $8.20 for the fiscal year ending March 31, 2014,” Hammergren concluded.

Key Assumptions for Fiscal Year 2014 Outlook

The Fiscal 2014 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below.

•	Distribution Solutions revenue growth will rebound significantly as brand-to-generic conversions slow, aided by expected growth from our existing customers and the acquisition of PSS World Medical.

•	Branded and generic drug price trends in Fiscal 2014 are expected to be similar to those we experienced in Fiscal 2013.

•	We expect the contribution to profit from the launch of new oral generic pharmaceuticals will decline significantly year-over-year.

•	Technology Solutions revenue growth will accelerate from the level of growth in Fiscal 2013 driven primarily by acquisitions completed in that fiscal year.

•	The guidance range assumes a full-year adjusted tax rate of approximately 31%, which may vary from quarter to quarter.

•	Property acquisitions and capitalized software expenditures should be between $400 million and $450 million.

•	Cash flow from operations is expected to be approximately $2 billion.

•	Weighted average diluted shares used in the calculation of earnings are expected to be approximately 231 million for the year.

•	Based on acquisitions closed as of March 31, 2013:

•	We expect amortization of acquisition-related intangible assets of approximately 78 cents per diluted share.

•	We expect acquisition expenses and related adjustments of 22 cents per diluted share.

•

The Fiscal 2014 guidance range does not include any potential litigation reserve adjustments, or the impact of any potential new acquisitions, divestitures, impairments, material restructurings or charges for LIFO inventory accounting adjustments.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, and certain litigation reserve adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the pass code is 8412149. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2013	2012	Change	2013	2012	Change

Revenues	$30,620	$31,699	(3) %	$122,455	$122,734	— %

Cost of sales (1) (2) (3)	(28,624)	(29,854)	(4)	(115,471)	(116,167)	(1)

Gross profit	1,996	1,845	8	6,984	6,567	6

Operating expenses (2) (3) (4)	(1,344)	(1,134)	19	(4,678)	(4,269)	10
Litigation charges (5)	(12)	(4)	200	(72)	(149)	(52)
Gain on business combination (6)	—	—	—	81	—	—

Total operating expenses	(1,356)	(1,138)	19	(4,669)	(4,418)	6

Operating income	640	707	(9)	2,315	2,149	8

Other income, net	7	9	(22)	35	21	67
Impairment of an equity investment (7)	(191)	—	—	(191)	—	—
Interest expense	(70)	(59)	19	(240)	(251)	(4)

Income before income taxes	386	657	(41)	1,919	1,919	—

Income tax expense	(127)	(136)	(7)	(581)	(516)	13

Net income	$259	$521	(50)	$1,338	$1,403	(5)

Earnings per common share (8)
Diluted	$1.10	$2.09	(47) %	$5.59	$5.59	— %

Basic	$1.12	$2.14	(48) %	$5.71	$5.70	— %

Weighted average common shares
Diluted	237	249	(5) %	239	251	(5) %
Basic	231	244	(5)	235	246	(4)

(1)

Cost of sales for the fourth quarter and fiscal year 2013 includes the receipt of $17 million and $44 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for the fourth quarter and fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)

Technology Solutions segment results for the fourth quarter and fiscal year 2012 include product alignment charges of $9 million and $51 million, of which $5 million and $31 million was recorded in cost of sales and $4 million and $20 million was recorded in operating expenses.

(4)	Distribution Solutions segment operating expenses for fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(5)	Represent charges for the Average Wholesale Price (“AWP”) litigation.

(6)

Fiscal year 2013 operating expenses include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(7)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro S.A. de C.V. (“Nadro”), a pharmaceutical distributor in Mexico.

(8)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Quarter Ended March 31, 2013					Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$30,620	$—	$—	$—	$30,620	(3) %	(3) %

Gross profit (1) (2)	$1,996	$5	$—	$—	$2,001	8	8
Operating expenses (2)	(1,356)	58	57	12	(1,229)	19	13
Other income, net	7	—	—	—	7	(22)	(22)
Impairment of an equity investment (3)	(191)	—	—	—	(191)	—	—
Interest expense	(70)	—	10	—	(60)	19	2

Income before income taxes	386	63	67	12	528	(41)	(26)
Income tax expense	(127)	(21)	(33)	(4)	(185)	(7)	(3)

Net Income	$259	$42	$34	$8	$343	(50)	(34)

Diluted earnings per common share (6)	$1.10	$0.17	$0.14	$0.04	$1.45	(47) %	(31) %

Diluted weighted average common shares	237	237	237	237	237	(5) %	(5) %

	Quarter Ended March 31, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$31,699	$—	$—	$—	$31,699

Gross profit (4)	$1,845	$4	$—	$—	$1,849
Operating expenses (4)	(1,138)	40	5	4	(1,089)
Other income, net	9	—	—	—	9
Impairment of an equity investment	—	—	—	—	—
Interest expense	(59)	—	—	—	(59)

Income before income taxes	657	44	5	4	710
Income tax expense (5)	(136)	(16)	(2)	(36)	(190)

Net Income	$521	$28	$3	$(32)	$520

Diluted earnings per common share (6)	$2.09	$0.11	$0.02	$(0.13)	$2.09

Diluted weighted average common shares	249	249	249	249	249

(1)

Gross profit for the fourth quarter of fiscal year 2013 includes the receipt of $17 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for the fourth quarter of fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)	Distribution Solutions results for the fourth quarter of fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

(4)

Technology Solutions segment results for the fourth quarter of fiscal year 2012 include product alignment charges of $9 million, of which $5 million was recorded in cost of sales and $4 million was recorded in operating expenses.

(5)	Litigation reserve adjustments for the fourth quarter of fiscal year 2012 includes a $34 million credit to income tax expense as a result of a reversal of an income tax reserve.

(6)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition expenses and related adjustments — Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations.

Litigation reserve adjustments — Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2012 and 2009.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Year Ended March 31, 2013					Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$122,455	$—	$—	$—	$122,455	— %	— %

Gross profit (1) (2)	$6,984	$16	$—	$—	$7,000	6	6
Operating expenses (2) (3) (4)	(4,669)	199	(9)	72	(4,407)	6	8
Other income, net	35	—	—	—	35	67	67
Impairment of an equity investment (5)	(191)	—	—	—	(191)	—	—
Interest expense	(240)	—	11	—	(229)	(4)	(9)

Income before income taxes	1,919	215	2	72	2,208	—	(4)
Income tax expense	(581)	(78)	(6)	(27)	(692)	13	1

Net Income	$1,338	$137	$(4)	$45	$1,516	(5)	(5)

Diluted earnings per common share (7)	$5.59	$0.57	$(0.02)	$0.19	$6.33	— %	(1)%

Diluted weighted average common shares	239	239	239	239	239	(5)%	(5)%

	Year Ended March 31, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$122,734	$—	$—	$—	$122,734

Gross profit (6)	$6,567	$20	$—	$—	$6,587
Operating expenses (6)	(4,418)	171	31	149	(4,067)
Other income, net	21	—	—	—	21
Impairment of an equity investment	—	—	—	—	—
Interest expense	(251)	—	—	—	(251)

Income before income taxes	1,919	191	31	149	2,290
Income tax expense	(516)	(72)	(11)	(89)	(688)

Net Income	$1,403	$119	$20	$60	$1,602

Diluted earnings per common share (7)	$5.59	$0.47	$0.08	$0.24	$6.38

Diluted weighted average common shares	251	251	251	251	251

(1)

Gross profit for fiscal year 2013 includes the receipt of $44 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)	Distribution Solutions segment operating expenses for fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(4)

For fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(5)	Distribution Solutions results for fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

(6)

Technology Solutions segment results for fiscal year 2012 include product alignment charges of $51 million, of which $31 million was recorded in cost of sales and $20 million was recorded in operating expenses.

(7)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2013			Quarter Ended March 31, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$22,191	$—	$22,191	$22,039	$—	$22,039	1%	1%
Sales to customers’ warehouses	4,025	—	4,025	5,455	—	5,455	(26)	(26)

Total U.S. pharmaceutical distribution & services	26,216	—	26,216	27,494	—	27,494	(5)	(5)
Canada pharmaceutical distribution & services	2,422	—	2,422	2,564	—	2,564	(6)	(6)
Medical-Surgical distribution & services	1,069	—	1,069	781	—	781	37	37

Total Distribution Solutions	29,707	—	29,707	30,839	—	30,839	(4)	(4)

Technology Solutions
Services	741	—	741	678	—	678	9	9
Software & software systems	144	—	144	147	—	147	(2)	(2)
Hardware	28	—	28	35	—	35	(20)	(20)

Total Technology Solutions	913	—	913	860	—	860	6	6

Revenues	$30,620	$—	$30,620	$31,699	$—	$31,699	(3)	(3)

GROSS PROFIT
Distribution Solutions (1)	$1,598	$—	$1,598	$1,467	$—	$1,467	9	9
Technology Solutions (2) (3)	398	5	403	378	4	382	5	5

Gross profit	$1,996	$5	$2,001	$1,845	$4	$1,849	8	8

OPERATING EXPENSES
Distribution Solutions (4)	$(859)	$92	$(767)	$(718)	$35	$(683)	20	12
Technology Solutions (2) (3)	(371)	17	(354)	(294)	15	(279)	26	27
Corporate	(126)	18	(108)	(126)	(1)	(127)	—	(15)

Operating expenses	$(1,356)	$127	$(1,229)	$(1,138)	$49	$(1,089)	19	13

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$3	$—	$3	$8	$—	$8	(63)	(63)
Technology Solutions	1	—	1	3	—	3	(67)	(67)
Corporate	3	—	3	(2)	—	(2)	—	—

Other income (expense), net	$7	$—	$7	$9	$—	$9	(22)	(22)

IMPAIRMENT OF AN EQUITY INVESTMENT
Distribution Solutions (5)	$(191)	$—	$(191)	$—	$—	$—	—	—

Impairment of an equity investment	$(191)	$—	$(191)	$—	$—	$—	—	—

OPERATING PROFIT
Distribution Solutions (1) (4) (5)	$551	$92	$643	$757	$35	$792	(27)	(19)
Technology Solutions (2) (3)	28	22	50	87	19	106	(68)	(53)

Operating profit	579	114	693	844	54	898	(31)	(23)
Corporate	(123)	18	(105)	(128)	(1)	(129)	(4)	(19)

Income before interest expense and income taxes	$456	$132	$588	$716	$53	$769	(36)	(24)

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (4) (5)	1.85%		2.16%	2.45%		2.57%	(60) bp	(41) bp
Technology Solutions (2) (3)	3.07		5.48	10.12		12.33	(705)	(685)

(1)	Results for the fourth quarter of fiscal year 2013 include the receipt of $17 million representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Results for the fourth quarter of fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)	Results for the fourth quarter of fiscal year 2012 include product alignment charges of $9 million, of which $5 million was recorded in cost of sales and $4 million was recorded in operating expenses.

(4)	For the fourth quarter of fiscal year 2013 and 2012, results, as reported under GAAP, include AWP litigation charges of $12 million and $4 million.

(5)	Distribution Solutions results for the fourth quarter of fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2013			Year Ended March 31, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$86,816	$—	$86,816	$85,523	$—	$85,523	2%	2%
Sales to customers’ warehouses	18,646	—	18,646	20,453	—	20,453	(9)	(9)

Total U.S. pharmaceutical distribution & services	105,462	—	105,462	105,976	—	105,976	—	—
Canada pharmaceutical distribution & services	9,981	—	9,981	10,303	—	10,303	(3)	(3)
Medical-Surgical distribution & services	3,611	—	3,611	3,145	—	3,145	15	15

Total Distribution Solutions	119,054	—	119,054	119,424	—	119,424	—	—

Technology Solutions
Services	2,724	—	2,724	2,594	—	2,594	5	5
Software & software systems	576	—	576	596	—	596	(3)	(3)
Hardware	101	—	101	120	—	120	(16)	(16)

Total Technology Solutions	3,401	—	3,401	3,310	—	3,310	3	3

Revenues	$122,455	$—	$122,455	$122,734	$—	$122,734	—	—

GROSS PROFIT
Distribution Solutions (1)	$5,439	$2	$5,441	$5,057	$1	$5,058	8	8
Technology Solutions (2) (3)	1,545	14	1,559	1,510	19	1,529	2	2

Gross profit	$6,984	$16	$7,000	$6,567	$20	$6,587	6	6

OPERATING EXPENSES
Distribution Solutions (4) (5)	$(3,071)	$265	$(2,806)	$(2,854)	$293	$(2,561)	8	10
Technology Solutions (2) (3)	(1,252)	60	(1,192)	(1,151)	57	(1,094)	9	9
Corporate (6)	(346)	(63)	(409)	(413)	1	(412)	(16)	(1)

Operating expenses	$(4,669)	$262	$(4,407)	$(4,418)	$351	$(4,067)	6	8

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$20	$—	$20	$16	$—	$16	25	25
Technology Solutions	4	—	4	5	—	5	(20)	(20)
Corporate	11	—	11	—	—	—	—	—

Other income (expense), net	$35	$—	$35	$21	$—	$21	67	67

IMPAIRMENT OF AN EQUITY INVESTMENT
Distribution Solutions (7)	$(191)	$—	$(191)	$—	$—	$—	—	—

Impairment of an equity investment	$(191)	$—	$(191)	$—	$—	$—	—	—

OPERATING PROFIT
Distribution Solutions (1) (4) (5) (7)	$2,197	$267	$2,464	$2,219	$294	$2,513	(1)	(2)
Technology Solutions (2) (3)	297	74	371	364	76	440	(18)	(16)

Operating profit	2,494	341	2,835	2,583	370	2,953	(3)	(4)
Corporate	(335)	(63)	(398)	(413)	1	(412)	(19)	(3)

Income before interest expense and income taxes	$2,159	$278	$2,437	$2,170	$371	$2,541	(1)	(4)

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (4) (5) (7)	1.85%		2.07%	1.86%		2.10%	(1) bp	(3) bp
Technology Solutions (2) (3)	8.73		10.91	11.00		13.29	(227)	(238)

(1)	Results for fiscal year 2013 include the receipt of $44 million representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)	Results for fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)	Results for fiscal year 2012 include product alignment charges of $51 million, of which $31 million was recorded in cost of sales and $20 million was recorded in operating expenses.

(4)	Results for fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(5)	For fiscal years 2013 and 2012, results, as reported under GAAP, include AWP litigation charges of $72 million and $149 million.

(6)

For fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(7)	Distribution Solutions results for fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) — BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2013				Quarter Ended March 31, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$29,707	$913	$—	$30,620	$30,839	$860	$—	$31,699

Gross profit (1) (2) (3)	$1,598	$398	$—	$1,996	$1,467	$378	$—	$1,845
Operating expenses (2) (3)	(859)	(371)	(126)	(1,356)	(718)	(294)	(126)	(1,138)
Other income (expense), net	3	1	3	7	8	3	(2)	9
Impairment of an equity investment (4)	(191)	—	—	(191)	—	—	—	—

Income before interest expense and income taxes	551	28	(123)	456	757	87	(128)	716
Interest expense	—	—	(70)	(70)	—	—	(59)	(59)

Income before income taxes	$551	$28	$(193)	$386	$757	$87	$(187)	$657

Pre-Tax Adjustments:
Gross profit	$—	$5	$—	$5	$—	$4	$—	$4
Operating expenses	43	14	1	58	27	13	—	40

Amortization of acquisition-related intangibles	43	19	1	63	27	17	—	44

Operating expenses	37	3	17	57	4	2	(1)	5
Interest expense	—	—	10	10	—	—	—	—

Acquisition expenses and related adjustments	37	3	27	67	4	2	(1)	5

Operating expenses - Litigation reserve adjustments	12	—	—	12	4	—	—	4

Total pre-tax adjustments	$92	$22	$28	$142	$35	$19	$(1)	$53

Adjusted Earnings (Non-GAAP):
Revenues	$29,707	$913	$—	$30,620	$30,839	$860	$—	$31,699

Gross profit (1) (2) (3)	$1,598	$403	$—	$2,001	$1,467	$382	$—	$1,849
Operating expenses (2) (3)	(767)	(354)	(108)	(1,229)	(683)	(279)	(127)	(1,089)
Other income (expense), net	3	1	3	7	8	3	(2)	9
Impairment of an equity investment (4)	(191)	—	—	(191)	—	—	—	—

Income before interest expense and income taxes	643	50	(105)	588	792	106	(129)	769
Interest expense	—	—	(60)	(60)	—	—	(59)	(59)

Income before income taxes	$643	$50	$(165)	$528	$792	$106	$(188)	$710

(1)

Gross profit for the fourth quarter of fiscal year 2013 includes the receipt of $17 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for the fourth quarter of fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)

Technology Solutions segment results for the fourth quarter of fiscal year 2012 include product alignment charges of $9 million, of which $5 million was recorded in cost of sales and $4 million was recorded in operating expenses.

(4)	Distribution Solutions results for the fourth quarter of fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) — BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2013				Year Ended March 31, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$119,054	$3,401	$—	$122,455	$119,424	$3,310	$—	$122,734

Gross profit (1) (2) (3)	$5,439	$1,545	$—	$6,984	$5,057	$1,510	$—	$6,567
Operating expenses (2) (3) (4) (5)	(3,071)	(1,252)	(346)	(4,669)	(2,854)	(1,151)	(413)	(4,418)
Other income (expense), net	20	4	11	35	16	5	—	21
Impairment of an equity investment (6)	(191)	—	—	(191)	—	—	—	—

Income before interest expense and income taxes	2,197	297	(335)	2,159	2,219	364	(413)	2,170
Interest expense	—	—	(240)	(240)	—	—	(251)	(251)

Income before income taxes	$2,197	$297	$(575)	$1,919	$2,219	$364	$(664)	$1,919

Pre-Tax Adjustments:
Gross profit	$2	$14	$—	$16	$1	$19	$—	$20
Operating expenses	146	52	1	199	120	51	—	171

Amortization of acquisition-related intangibles	148	66	1	215	121	70	—	191

Operating expenses	47	8	(64)	(9)	24	6	1	31
Interest expense	—	—	11	11	—	—	—	—

Acquisition expenses and related adjustments	47	8	(53)	2	24	6	1	31

Operating expenses - Litigation reserve adjustments	72	—	—	72	149	—	—	149

Total pre-tax adjustments	$267	$74	$(52)	$289	$294	$76	$1	$371

Adjusted Earnings (Non-GAAP):
Revenues	$119,054	$3,401	$—	$122,455	$119,424	$3,310	$—	$122,734

Gross profit (1) (2) (3)	$5,441	$1,559	$—	$7,000	$5,058	$1,529	$—	$6,587
Operating expenses (2) (3) (4)	(2,806)	(1,192)	(409)	(4,407)	(2,561)	(1,094)	(412)	(4,067)
Other income (expense), net	20	4	11	35	16	5	—	21
Impairment of an equity investment (6)	(191)	—	—	(191)	—	—	—	—

Income before interest expense and income taxes	2,464	371	(398)	2,437	2,513	440	(412)	2,541
Interest expense	—	—	(229)	(229)	—	—	(251)	(251)

Income before income taxes	$2,464	$371	$(627)	$2,208	$2,513	$440	$(663)	$2,290

(1)

Gross profit for fiscal year 2013 includes the receipt of $44 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for fiscal year 2013 include asset impairment charges of $46 million, of which $10 million was recorded in cost of sales and $36 million was recorded in operating expenses.

(3)

Technology Solutions segment results for fiscal year 2012 include product alignment charges of $51 million, of which $31 million was recorded in cost of sales and $20 million was recorded in operating expenses.

(4)	Distribution Solutions segment operating expenses for fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(5)

Fiscal year 2013 operating expenses include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(6)	Distribution Solutions results for fiscal year 2013 includes impairment of an equity investment in Nadro of $191 million.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31, 2013	March 31, 2012

ASSETS

Current Assets

Cash and cash equivalents	$2,456	$3,149

Receivables, net	9,975	9,977

Inventories, net	10,335	10,073

Prepaid expenses and other	404	404

Total Current Assets	23,170	23,603

Property, Plant and Equipment, Net	1,321	1,043

Goodwill	6,405	5,032

Intangible Assets, Net	2,270	1,750

Other Assets	1,620	1,665

Total Assets	$34,786	$33,093

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Drafts and accounts payable	$16,108	$16,114

Short-term borrowings	—	400

Deferred revenue	1,359	1,423

Deferred tax liabilities	1,626	1,092

Current portion of long-term debt	352	508

Other accrued liabilities	1,912	2,149

Total Current Liabilities	21,357	21,686

Long-Term Debt	4,521	3,072

Other Noncurrent Liabilities	1,838	1,504

Stockholders’ Equity	7,070	6,831

Total Liabilities and Stockholders’ Equity	$34,786	$33,093

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$1,338	$1,403
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	591	551
Other deferred taxes	606	164
Share-based compensation expense	167	154
Gain on business combination	(81)	—
Impairment of an equity investment	191	—
Other non-cash items	94	96
Changes in operating assets and liabilities, net of acquisitions:
Receivables	326	(770)
Inventories	(59)	(878)
Drafts and accounts payable	(125)	2,027
Deferred revenue	(25)	66
Taxes	(80)	15
Litigation charges	72	149
Litigation settlement payments	(483)	(26)
Other	(49)	(1)

Net cash provided by operating activities	2,483	2,950

INVESTING ACTIVITIES
Property acquisitions	(246)	(225)
Capitalized software expenditures	(160)	(178)
Acquisitions, less cash and cash equivalents acquired	(1,873)	(1,156)
Restricted cash for litigation charges	32	(32)
Other	38	89

Net cash used in investing activities	(2,209)	(1,502)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,225	400
Repayments of short-term borrowings	(2,625)	—
Proceeds from issuances of long-term debt	1,798	—
Repayments of long-term debt	(1,143)	(430)
Common stock transactions:
Issuances	166	167
Share repurchases, including shares surrendered for tax withholding	(1,214)	(1,874)
Dividends paid	(194)	(195)
Other	31	27

Net cash used in financing activities	(956)	(1,905)

Effect of exchange rate changes on cash and cash equivalents	(11)	(6)

Net decrease in cash and cash equivalents	(693)	(463)
Cash and cash equivalents at beginning of period	3,149	3,612

Cash and cash equivalents at end of period	$2,456	$3,149